FORM 8-K

               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                         CURRENT REPORT


               Pursuant to Section 13 or 15(d) of
               The Securities Exchange Act of 1934



                Date of Report:  June 28, 1994
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                    HOUSEHOLD INTERNATIONAL, INC.
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     (Exact name of registrant as specified in its charter)



   Delaware                 1-8198                36-3121988
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(State or other            (Commission            (IRS Employer
jurisdiction of            File                   Identification
incorporation)             Number)                Number)



 2700 Sanders Road, Prospect Heights, Illinois           60070
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(Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code (708) 564-5000
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
Item 5.   Other Events

          On June 28, 1994, Household Bank, f.s.b. ("Household Bank"), a wholly owned subsidiary of Household International, Inc. ("Household International") entered into a Branch Purchase Agreement with First Madison Bank, FSB ("First Madison"), whereby Household Bank agreed to acquire from First Madison 26 branch offices located in the metropolitan Chicago area and to assume related deposit liabilities, which as of June 28, 1994 were in the approximate amount of $1.3 billion, and certain loans associated with such branches. Household Bank's acquisition is contingent upon, among other things, First Madison's acquisition of substantially all the assets and liabilities of First Nationwide Bank, a Federal Savings Bank. Household Bank's acquisition is scheduled to close in October 1994.

          As a result of the acquisition, Household Bank may be required to maintain a higher level of capital. The additional capital, if any, may be obtained from Household International in the form of a cash capital contribution.

                            Signature
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              HOUSEHOLD INTERNATIONAL, INC.
                              -----------------------------
                                       (Registrant)




                          By: /s/ John W. Blenke
                              -----------------------------
                              John W. Blenke
                              Assistant General Counsel &
                              Secretary



Dated:  July 15, 1994
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